United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 24, 2024

Date of Report (Date of earliest event reported)

KEEN VISION ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-41753	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

37 Greenbriar Drive Summit, New Jersey	07901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 609-1394

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share and one redeemable warrant to acquire one ordinary share	KVACU	The Nasdaq Stock Market LLC
Ordinary Shares, $0.0001 par value	KVAC	The Nasdaq Stock Market LLC
Warrants, each exercisable for one ordinary share at an exercise price of $11.50	KVACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On October 24, 2024, Keen Vision Acquisition Corporation (the “Company”) called to order its annual general meeting of shareholders (the “Annual Meeting”) for the purpose of approving the proposals set forth in the Company’s definitive proxy statement filed with the SEC on October 7, 2024, as supplemented by the supplement to the definitive proxy statement on October 24, 2024. The Annual Meeting was adjourned until 10:00 AM Eastern Time on October 25, 2024, without any business being conducted other than the approval of the proposal to adjourn the Annual Meeting. If you would like to change or revoke your prior vote on any proposal, please submit your votes before 11:59 pm ET October 24, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 24, 2024

KEEN VISION ACQUISITION CORPORATION

By:	/s/ WONG, Kenneth K.C.
Name:	WONG, Kenneth K.C.
Title:	Chief Executive Officer

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